POWER OF ATTORNEY

 Know all by these presents, that JONATHAN J. JUDGE ("Principal") hereby constitutes and appoints each of Alinka Flaminia, Steven J. Geiser and Amr Razzak or any of them signing singly, and with full power of substitution, Principal's true and lawful attorney-in-fact to:

 (1) prepare, execute in Principal's name and on Principal's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID (or any successor form), including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling Principal to make electronic filings with the SEC of reports required by Section 16(a) or any rule or regulation of the SEC promulgated thereunder;

 (2)  execute for and on behalf of the undersigned, in Principal's capacity as Director of PMC-Sierra, Inc. (the "Company"), Forms 3, 4, and 5 (or any successor form or forms) in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

 (3)  do and perform any and all acts for and on behalf of Principal which may be necessary or desirable to complete and execute any such Forms, complete and execute any amendment or amendments thereto, and file such form with the SEC and any stock exchange or similar authority; and

 (4)  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, Principal, it being understood that the documents executed by such attorney-in-fact on behalf of Principal pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

 Principal hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as Principal might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. Principal acknowledges that each such attorney-in-fact, in serving in such capacity at the request of Principal, is not assuming, nor is the Company assuming any of Principal's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

 This Power of Attorney shall remain in full force and effect until Principal is no longer required to file Forms 3, 4, and 5 (or successor forms) with respect to Principal's holdings of and transactions in securities issued by the Company, unless earlier revoked by Principal in a signed writing delivered to any of the foregoing attorneys-in-fact.  This Power of Attorney does not revoke or replace any other power of attorney that Principal has previously granted.
 IN WITNESS WHEREOF, the undersigned have caused this Power of Attorney to be executed as of the dates specified below.

By:    /s/ Jonathan J. Judge
       ______________________
       JONATHAN J. JUDGE
       Date: August 8, 2013